UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2006

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412   13-3641539

(Commission File Number)    (IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York 10965

(Address of Principal Executive Offices) (Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, the Registrant issued stock options under one of the Registrant's existing Stock Option Plans to purchase: (i) 35,000 shares of its common stock to Kevin J. Zugibe, its Chief Executive Officer, (ii) 32,500 shares of its common stock to Brian F. Coleman, its President, (iii) 23,125 shares of its common stock to Charles F. Harkins, its Vice President of Sales and Operations, (iv) 20,750 shares of its common stock to Stephen P. Mandracchia, its Vice President and (v) 16,625 shares to James R. Buscemi, its Chief Financial Officer. All such Options were issued at an exercise price of $1.32, which was the closing sale price of the Registrant's common stock on the day prior to the issuance date, and vest in eight equal quarterly installments over a two year period with the first installment vesting on March 31, 2006, and expire on March 31, 2016, subject to earlier termination in certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: April 6, 2006

By: /S/ Stephen P. Mandracchia

Name: Stephen P. Mandracchia

Title: Vice President Legal & Regulatory, Secretary